Mergers

During the year ended August 31, 2002, several of the Funds had acquired various open-end management investment companies registered under the 1940 Act.

On June 7, 2002, Georgia Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Georgia Municipal Fund in exchange for Class A and Class I shares of Georgia Fund.

On June 7, 2002, North Carolina Fund acquired substantially all the assets and assumed certain liabilities of Wachovia North Carolina Municipal Fund in exchange for Class A and Class I shares of North Carolina Fund.

On June 7, 2002, South Carolina Fund acquired substantially all the assets and assumed certain liabilities of Wachovia South Carolina Municipal Fund in exchange for Class A and Class I shares of South Carolina Fund.

On June 7, 2002, Virginia Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Virginia Municipal Fund in exchange for Class A and Class I shares of Virginia Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized appreciation acquired and the aggregate net assets of each acquiring fund immediately after the acquisition were as follows:

                                      Value of Net       Number of
 Acquiring Fund                           Assets           Shares
                    Acquired Fund        Acquired          Issued
---------------- ------------------- ---------------- ---------------
Georgia Fund      Wachovia Georgia      $126,308,957    12,583,670
                  Municipal Fund
North Carolina    Wachovia North         427,618,188    41,833,040
Fund              Carolina
                  Municipal Fund

South Carolina    Wachovia South         335,964,187    33,161,042
Fund              Carolina
                  Municipal Fund

Virginia Fund     Wachovia Virginia      122,159,928    11,882,095
                  Municipal Fund


                                         Unrealized

 Acquiring Fund    Acquired Fund        Appreciation

---------------- -------------------  ---------------
Georgia Fund      Wachovia Georgia        $3,959,230
                  Municipal Fund
North Carolina    Wachovia North          12,839,374
Fund              Carolina
                  Municipal Fund

South Carolina    Wachovia South          12,331,028
Fund              Carolina
                  Municipal Fund
Virginia Fund     Wachovia Virginia        4,444,836
                  Municipal Fund

                                         Net Assets
                                            After

 Acquiring Fund    Acquired Fund         Acquisition

---------------- -------------------  ----------------
Georgia Fund      Wachovia Georgia       $218,620,479
                  Municipal Fund
North Carolina    Wachovia North          680,814,159
Fund              Carolina
                  Municipal Fund

South Carolina    Wachovia South          399,328,349
Fund              Carolina
                  Municipal Fund

Virginia Fund     Wachovia Virginia       308,625,304
                  Municipal Fund